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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 17, 2004

                            MIRACOR DIAGNOSTICS, INC.
             (Exact name of registrant as specified in its charter)






Utah                       0-12365                   58-1475517
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(State or other            (Commission               (IRS Employer
jurisdiction of            File Number)              Identification No.)
formation




9191 Towne Centre Drive, Suite 400, San Diego, California 92122
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(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code (858) 455-7127



9191 Towne Centre Drive, Suite 400, San Diego, California 92122
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(Former name or former address, if changed since last report)



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                                    FORM 8-K
                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                          of the Securities Act of 1934


Item 1.   Changes in Control of Registrant
          --------------------------------
          Not Applicable

Item 2.   Acquisition or Disposition of Assets
          ------------------------------------
          Not Applicable

Item 3.   Bankruptcy or Receivership
          --------------------------
          Not Applicable

Item 4.   Changes in Registrant's Certifying Accountant
          ---------------------------------------------
          Not Applicable

Item 5.   Other Events
          ------------
      The Registrant has executed a term sheet with a placement agent to market, on a "best efforts basis," a maximum of $1 million in a private placement transaction. The private placement will be marketed exclusively to accredited investors. The securities will be a class of Preferred Stock to be known as 3% Series A Preferred Stock. The 3% Series A Preferred Stock will be convertible into Common Stock at any time, subject to certain limitations and is automatically convertible into Common Stock of the Registrant two years from the date of the closing of the private placement. The 3% Series A Preferred Stock will have preferences in the payment of dividends and upon liquidation, as well as voting and anti-dilution rights.

Item 6.   Resignation of Registrant's Directors
          -------------------------------------
          Not Applicable

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits
          ------------------------------------------------------------------
          Not Applicable

Item 8.   Change of Fiscal Year
          ---------------------
          Not Applicable

Item 9.   Regulation FD Disclosure
          ---------------------------------------------------
          Not Applicable


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant's behalf.

MIRACOR DIAGNOSTICS, INC.


By:  /s/ Ross S. Seibert
     --------------------------------------------
     Ross S. Seibert, Chief Financial Officer

Dated:  March 18, 2004


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